Exhibit 10.18

HORIZON LINES, INC.

AMENDED AND RESTATED

EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

HORIZON LINES, INC., a Delaware corporation (the “Company”), hereby grants to Michael Avara (the “Participant”) the following option (the “Option”) to purchase Shares, subject to the following and pursuant to the Horizon Lines, Inc. Amended and Restated Equity Incentive Plan (the “Plan”).

Grant Date: September 27, 2005 (“Grant Date”)

Option Price: $10.00 per Share (“Option Price”)

Number of Shares: 12,400 Shares

Type of Option: Nonqualified Stock Option

Expiration Date: Tenth anniversary of the Grant Date (the “Option Period”)

Relationship to Plan. This Option is granted pursuant to the Plan and is in all respects subject to the terms, conditions and definitions of the Plan (including, but not limited to, provisions concerning exercise, restrictions on Options, termination, repurchase right, nontransferability and adjustment of the number of Shares). The Participant hereby accepts this Option subject to all the terms and provisions of the Plan. The Participant further agrees that all decisions under and interpretations of the Plan by the Administrator shall be final, binding and conclusive upon the Participant and his or her heirs. All capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Stock Option Award Agreement (the “Agreement”) and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.

The Participant hereby acknowledges receipt of a copy of the Plan attached hereto as Annex A as presently in effect, but as may be amended from time to time. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements.

Vesting Schedule. Subject to the Participant’s continued employment with the Company and its Subsidiaries and Affiliates, the Option shall vest and become exercisable with respect to one hundred percent (100%) of the Shares covered by the Option on the third anniversary of the Grant Date; provided, however, that if, prior to the third anniversary of the Grant Date, the Participant’s employment with the Company terminates due to his or her voluntary retirement on or after the Participant’s attainment of age 59 1/2, the Option shall vest and become exercisable with respect to a prorated portion of the Shares covered by the Option equal to the number of Shares covered by the Option multiplied by a fraction, the numerator of which is the number of days from the Grant Date through the date of such retirement and the denominator of which is the number of days from the Grant Date through the third anniversary of the Grant Date. The Administrator reserves the right, in its sole discretion, to waive or reduce the vesting requirements applicable to any Option at any time.

Exercisability of Option. Unless otherwise provided in this Agreement or the Plan, this Option shall entitle the Participant to purchase, in whole at any time or in part from time to time, to the extent the Option is vested in accordance with the vesting schedule herein, the Shares subject to this Option, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining Option Period.

Manner of Exercise and Payment. Subject to the terms and conditions of this Agreement and the Plan, this Option may be exercised by delivery of written notice to the Administrator, at the Company’s principal executive office in the form of Annex B. Such notice shall state (i) that the person exercising this Option is entitled to exercise this Option, (ii) that such person is electing to exercise this Option and (iii) the number of Shares in respect of which this Option is being exercised.

The Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this Option until this Option shall have been exercised pursuant to the terms of this Agreement and the Participant shall have paid the full Option Price for the number of Shares in respect of which this Option was exercised.

The Option Price of the Shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise in cash or by such other method approved by the Administrator, in is sole discretion, as may be allowed under applicable law.

Withholding of Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the Option including, but not limited to (a) reducing the number of Shares otherwise deliverable, based upon their Fair Market Value on the date of exercise, to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (b) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to a Participant, or (c) requiring a Participant, beneficiary or legal representative to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Share.

Repurchase Right. Any Shares held by a Participant issued in connection with the exercise of the Option shall be subject to the repurchase right set forth under Section 6(h) of the Plan.

Transferability. The Option shall be subject to the transfer restrictions contained in Section 6(i) of the Plan.

No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue such Participant’s relationship with the Company or a Subsidiary or Affiliate thereof, nor shall it give any Participant the right to be retained in the employ of the Company or a Subsidiary or Affiliate or interfere with or otherwise restrict in any way the rights of the Company or a Subsidiary or Affiliate, which rights are hereby expressly reserved, to terminate any Participant’s employment or relationship at any time for any reason.

Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Administrator may reasonably request in order to comply with applicable securities laws or with this Agreement.

Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

Other Agreements. As a condition to the grant of the Option hereunder, the Participant acknowledges and agrees that the Shares covered by this Option are subject to (i) the Amended and Restated Stockholders Agreement dated as of September 20, 2005, among the Company, the Participant and the other parties thereto, as amended, supplemented or otherwise modified from time to time, (ii) the Amended and Restated Voting Trust Agreement dated as of October 15, 2004, among the Company, John K. Castle, as voting trustee, the Participant, and the other parties thereto, as amended, supplemented or otherwise modified from time to time, and (iii) the Registration Rights Agreement dated as of September 20, 2005, among the Company, the Participant and the other parties thereto, as amended, supplemented or otherwise modified from time to time.

Governing Law. The validity, interpretation, construction and performance of this Award Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Purchaser hereby accepts for himself and in respect of his property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Purchaser further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by guaranteed overnight courier to the Purchaser. Nothing herein shall affect the right of the Company to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Purchaser in any other jurisdiction. The Purchaser hereby irrevocably waives any objection which he may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Waiver of Jury Trial. The parties hereto each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement or the transactions contemplated hereby in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this paragraph as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.

Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Accepted and Agreed:	HORIZON LINES, INC.

/s/ Michael Avara	By:	/s/ Robert S. Zuckerman
Michael Avara	Name:	Robert S. Zuckerman
	Title:	Vice President, General Counsel and Secretary

Attachments:	Annex A (The Plan)
Annex B (Form of Exercise Notice)

Dated: September 27, 2005